UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement        ☐     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person (s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.
(1) Title of each class of securities to which transactions applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:
Notes:
Reg. (S) 240.14a-101
SEC 1913 (3–99)

The following notice will appear on Whirlpool Corporation’s corporate intranet site:

Whirlpool stockholders: Vote your shares
Whirlpool Corporation’s 2015 Annual Meeting of Stockholders will be held on April 21, 2015. Employees who own stock through the Whirlpool 401(k) Retirement Plan, the Employee Stock Purchase Plan or who are registered stockholders are encouraged to read the proxy materials and vote by visiting http://www.proxyvote.com. The voting instructions differ based on how an employee owns shares:

•
401(k) Plan and Registered Stockholders: Employees who hold stock through the 401(k) Plan must vote by 11:00 a.m. Eastern time on Friday, April 17, 2015, and employees who are registered stockholders must vote by 11:59 p.m. Eastern time on Monday, April 20, 2015 if voting by internet or telephone. Employees who are eligible to vote using the proxyvote.com website have received or will be receiving an email from WHIRLPOOL CORPORATION with the subject line “Confidential: To Be Opened By Addressee Only - WHIRLPOOL CORPORATION Annual Meeting.” This is not spam email! The message includes a control number and further instructions about how to vote.

•	Broker: Employees who own Whirlpool Corporation stock through a broker will receive instructions, electronically or through the mail, from their brokers about how to vote their shares.
What is the annual meeting of stockholders?
Whirlpool Corporation holds its annual meeting of stockholders every April on the third Tuesday of the month. At the meeting, stockholders receive an update on the state of the business and are able to cast their votes on items such as election of directors and other proposals.
What is the proxy statement?
The company’s board of directors encourages stockholders to vote their shares by proxy so that stockholders’ interests are fully represented, whether or not the stockholders are at the annual meeting to vote in person. The annual proxy statement discloses information about the company and the annual meeting of stockholders, including the company’s financial performance, board members’ qualifications, executive compensation and stockholder proposals that are up for vote.
How do I obtain the proxy statement and other materials?
In preparation for the April 21st meeting, Whirlpool Corporation has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) and mailed a "Notice Regarding the Availability of Proxy Materials" to all stockholders who have not previously requested an alternative delivery method. This notice provides the website where the proxy materials can be viewed and shares can be voted.
The notice also includes instructions for requesting a paper copy of the proxy materials via telephone, Internet or email. These materials may be obtained free of charge upon request at www.proxyvote.com, or by calling 1-800-579-1639. Stockholders who prefer to receive a paper copy of the proxy materials can do so at no charge and can make this election for the current annual meeting or for all future annual meetings.
Investors may also obtain the proxy statement and related materials free of charge on the Investor page within the Whirlpool Corporation website.
Whirlpool Corporation, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies.  Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.